UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 3, 2019 (April 2, 2019) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) Changes in Registrant's Certifying Accountant

On April 2, 2019, Sonic Foundry, Inc. (the "Company"), upon the recommendation of its audit committee, notified Baker Tilly Virchow Krause, LLP ("Baker Tilly") its independent auditor, that it had selected an alternative independent auditor for the fiscal year that commenced October 1, 2018. During the Company's two most recent fiscal years, the opinion of Baker Tilly did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During each of the two fiscal years ended September 30, 2017 and 2018 and through April 1, 2019, there were no disagreements with Baker Tilly within the meaning of Item 304 (a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused it to make reference thereto in its reports for those periods.

As previously reported by the Company in its Form 10-K's for the fiscal years ended September 30, 2017 and 2018, respectively, and its Forms 10-Q’s for the quarterly periods ended December 31, 2017, March 31, 2018, and June 30, 2018, the Company had the following material weakness in its internal control over financial reporting related to controls over identifying and performing an impairment analysis and the preparation of consolidated financial information specific to the subsequent measurement of goodwill and long-lived and intangible assets, as well as the related impacts on the tax provision. We made changes to our methods and processes used in evaluating the Company's goodwill and other long-lived and intangible assets for potential impairment. For fiscal 2018, we engaged with outside valuation experts to assist with the application of best practices in determining fair values used for purposes of testing goodwill and other long-lived and intangible assets, as required by ASC topics 350 and 360, respectively. Further, the Company has added personnel with skills and experience in this area that will assist with the computation in future periods and will allow the Company to more timely identify issues and resolve them prior to the calculation date. Further, technical training related to highly complex issues, such as this, is now a requirement of personnel performing the evaluation.  The Company's goodwill and the majority of the company’s long-lived assets were fully impaired in fiscal 2018 and therefore, no longer require analysis. The only long-lived assets remaining are property, plant and equipment items which are less subjective and complex than goodwill and intangibles. Therefore, the ASC 350 test will no longer be performed and only the ASC 360 test will apply to the company in regard to the property, plant and equipment long-lived assets. Additional technical training related to the tax provision (ASC 740 - Income Taxes) is also now a requirement for personnel to ensure adequate review of the work performed by outside consultants.

The Company has implemented enhancements and changes to the internal controls over financial reporting that have strengthened those internal controls and that it believes have addressed the material weakness.

Except for the material weakness described above, there were no reportable events under Item 304(a)(1)(v) of Regulation S-K that occurred within the Company’s fiscal year ended September 30, 2017 or 2018 and the subsequent interim periods preceding the effective date of Baker Tilly’s departure. The Company has authorized Baker Tilly to respond fully to the inquiries of the successor principal accountant concerning the subject matter of the reportable events described above.

The Company requested that Baker Tilly furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated April 3, 2019, is filed as Exhibit 16.1 to this Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On April 2, 2019, the Company, upon recommendation of its audit committee, appointed Wipfli LLP ("Wipfli") as its independent auditor for the fiscal year that commenced on October 1, 2018.

During the years ended September 30, 2017 and 2018 and through April 2, 2019, neither the Company nor its audit committee consulted Wipfli with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, as defined in Item 304(a)(2)(i) of Regulation S-K, for which was concluded an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues. Likewise, neither the Company nor the audit committee consulted Wipfli regarding any matter that was the subject of a disagreement or a reportable event, as defined in Item 304(a)(2)(ii) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits

16.1	Letter from Baker Tilly to the Securities and Exchange Commission dated April 3, 2019, regarding change in certifying accountant

EXHIBIT LIST

NUMBER DESCRIPTION

16.1	Letter from Baker Tilly to the Securities and Exchange Commissions dated April 3, 2019, regarding the change in certifying accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

April 3, 2019

By:	/s/ Kenneth A. Minor
By:	Kenneth A. Minor
Title:	Chief Financial Officer